EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 of Prime Meridian Holding Company (SEC File Number 333-191801) of our report dated March 28, 2014, relating to our audit of the consolidated financial statements of Prime Meridian Holding Company as of December 31, 2013 and 2012 and which report is included in Prime Meridian Holding Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ Hacker, Johnson & Smith PA

Tampa, Florida

March 28, 2014